Figma Announces Second Quarter 2025 Financial Results
Second quarter revenue grew 41% year-over-year to $249.6 million.
Doubled product offering with new design and AI-powered features to help teams go from idea to shipped product, all in one place.

San Francisco, CA – September 3, 2025 – Figma, Inc. (NYSE:FIG) announced financial results today for its second quarter ended June 30, 2025. "This was another strong quarter for Figma,” said Dylan Field, Figma’s Co-founder and Chief Executive Officer. “We delivered record revenue in Q2 as we continued to innovate with the launch of four new products. Looking ahead, we’re excited to keep building for our customers and help define the next era of digital products and experiences. Design is more important than ever, and we have so much more to build.”

“Our performance this quarter highlights the strength of our business and the critical value of design,” said Praveer Melwani, Figma’s Chief Financial Officer. “We delivered best-in-class revenue growth and positive operating margin as we kept investing in AI and expanded our platform. Our 129% Net Dollar Retention Rate also shows that our customers are continuing to deepen their investment in Figma'’s platform.”

Second Quarter 2025 Financial Highlights:
•Revenue was $249.6 million, an increase of 41% year-over-year.
•Income from operations was $2.1 million; operating margin was 1%. Non-GAAP operating income was $11.5 million; non-GAAP operating margin was 5%.
•Net cash provided by operating activities was $62.5 million; operating cash flow margin was 25%. Adjusted Free Cash Flow was $60.6 million; Adjusted Free Cash Flow Margin was 24%.
•Net income was $28.2 million and non-GAAP net income was $19.8 million.
•Cash, cash equivalents, and marketable securities were $1.6 billion as of June 30, 2025.

Second Quarter 2025 Business Highlights:
•Net Dollar Retention Rate for customers with ARR of $10,000 or more was 129% as of June 30, 2025.
•11,906 Paid Customers with more than $10,000 in ARR as of June 30, 2025.
•1,119 Paid Customers with more than $100,000 in ARR as of June 30, 2025.
•Launched four new products: Figma Make for AI-powered prototyping; Figma Draw for richer visual expression; Figma Sites for publishing designs as live websites; and Figma Buzz for creating marketing assets.
•Released Figma’s Dev Mode MCP server, which speeds up developer workflows by bringing context from design systems into LLM-generated code.
•Hosted Config – Figma’s annual user conference. Config is a key investment in community, customer relationships, and product momentum. Figma has elevated sales and marketing spend during the quarter Config takes place, which impacts Figma’s operating margin.
•During the quarter ended June 30, 2025, more than 80% of Figma customers used two or more products and two-thirds of customers used three or more products.

•Closed the acquisitions of Modyfi, to support Figma’s work around motion, animation, and vector tooling, and Payload, a leading headless content management system and application framework for developers.

Third Quarter and Full Year 2025 Outlook:
Based on information as of today, Figma is providing the following guidance:
•Third Quarter 2025 Outlook:
◦Revenue between $263.0 million and $265.0 million, implying 33% year-over-year growth at the midpoint of the range.
•Full Year 2025 Outlook
◦Revenue between $1.021 billion and $1.025 billion, implying 37% year-over-year growth at the midpoint of the range.
◦Non-GAAP operating income between $88.0 million and $98.0 million.

Conference Call Details:
Figma will host a conference call today, September 3, 2025, at 5:00pm Eastern Time (2:00pm Pacific Time) to discuss its financial results for the second quarter of 2025 and outlook for the third quarter and full year 2025. To access the call, please register at https://investor.figma.com/news-events/events-and-presentations/event-details/2025/Figma-Q2-2025-Earnings-Call/default.aspx. A live webcast of the call will be available on Figma’s investor relations website (https://investor.figma.com), and a replay and transcript of the webcast will be archived on the same website following the call.

Investor Presentation:
An investor presentation providing additional information can be found at https://investor.figma.com.

Early Lock-Up Release:
In connection with Figma’s initial public offering (“IPO”), Figma’s executive officers, directors, and holders of substantially all of Figma’s shares of Class A common stock (the “Class A Common Stock” and, together with Figma’s Class B common stock and Class C common stock, the “Common Stock”) and securities directly or indirectly convertible into or exchangeable or exercisable for Class A Common Stock entered into lock-up agreements with the IPO underwriters or market standoff agreements with Figma (the “Lock-Up Agreements”) that restrict such holders’ ability to sell or transfer their shares or otherwise engage in certain transactions related thereto for a period ending on the earlier of (i) the commencement of trading on the second trading day after the date that Figma announces earnings for the quarter ended September 30, 2025 and (ii) 180 days after July 30, 2025 (such period, the “Lock-Up Period”), subject to certain exceptions.

Additionally, the Lock-Up Agreements provide that the Lock-Up Period will terminate at the commencement of trading on the second trading day following the date Figma announces earnings for the quarter ended June 30, 2025 (“Q2 2025 Earnings”) with respect to 25% of the eligible securities owned by certain of Figma’s current employees and service providers, excluding Figma’s Section 16 officers (the “Early Release Shares”) if the closing price of Figma’s Class A Common Stock is at least 25% greater than the IPO price for at least five trading days in any ten consecutive trading day period, with at least one of such five trading days occurring after Q2 2025 Earnings (the “Early Release Condition”).

Figma anticipates that the Early Release Condition will be satisfied following the close of market on September 4, 2025. Accordingly, pursuant to the Lock-Up Agreements, Figma expects that the Lock-Up Period will terminate with respect to the Early Release Shares, and such shares will become eligible for immediate sale in the public market, at the open of trading on September 5, 2025, subject to restrictions under the Securities Act of 1933, as amended, including Rule 144 and Rule 701, and restrictions under Figma’s insider trading policy.

Stockholder Extended Lock-Up:
On August 30, 2025, Figma entered into an extended lock-up agreement (the “Extended Lock-Up Agreement”) with holders of approximately 54.1% of Figma’s outstanding shares of Class A Common Stock (such holders, the “Extended Lock-Up Holders”), pursuant to which the Extended Lock-Up Holders have agreed that, without Figma’s prior written consent, they will not, during the period commencing on the date of such Extended Lock-up Agreement and ending on August 31, 2026 or such other earlier date as described below (such period, the “Extended Lock-Up Period”): (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap, hedging transaction, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise; (c) publicly disclose the intention to take any of the actions restricted by clause (a) or (b); or (d) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in each case, subject to certain exceptions.

Notwithstanding the foregoing,

•up to 17.5% of the aggregate number of shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 38.9 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders beginning at the commencement of trading on the second trading day after the date Figma announces earnings for the quarter ending September 30, 2025;

•up to an additional 20% of the aggregate number of shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 44.4 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders beginning at the commencement of trading on the second trading day after the date Figma announces earnings for the year ending December 31, 2025;

•up to an additional 27.5% of the aggregate number of shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 61.1 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders beginning at the commencement of trading on the second trading day after the date Figma announces earnings for the quarter ending March 31, 2026; and

•the remainder of the shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 77.7 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders and the Extended-Lock-Up Period will terminate on the earlier of (i) the commencement of trading on the second trading day after the date Figma announces earnings for the quarter ending June 30, 2026 and (ii) August 31, 2026.

About Figma
Figma (NYSE: FIG) is where teams come together to turn ideas into the world’s best digital products and experiences. Founded in 2012, Figma has evolved from a design tool to a connected, AI-powered platform that helps teams go from idea to shipped product. Whether you’re ideating, designing, building, or shipping, Figma makes the entire design and product development process more collaborative, efficient, and fun—while keeping everyone on the same page.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Figma’s future operating results and financial condition, including financial outlook for the third quarter of 2025 and full year 2025, the satisfaction of the Early Release Condition and the termination of the Lock-Up Period with respect to the Early Release Shares, and Figma’s business strategy and plans, as well as any assumptions relating to the foregoing. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are made as of the date they were first issued and are based on information available to Figma together with Figma’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Figma’s control. Figma’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Figma’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in the final prospectus Figma filed with the SEC pursuant to Rule 424(b), dated July 30, 2025, and Figma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed or to be filed with SEC on September 3, 2025, copies of which may be obtained by visiting Figma’s Investor Relations website at https://investor.figma.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Figma undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Figma’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
Free Cash Flow, Free Cash Flow Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income (loss). Certain of these non-GAAP financial measures exclude stock-based compensation expense, amortization of stock-based compensation expense included in capitalized internal use software development costs, and amortization of acquired intangibles from acquisitions. Additionally, Figma excludes certain non-recurring charges, including transaction costs and other related expenses associated with the Abandoned Merger with Adobe, employer payroll taxes related to the May 2024 RSU Release and

2024 Tender Offer, 2024 Tender Offer transaction costs, and equity investments (gains) losses, net. Abandoned Merger with Adobe, May 2024 RSU Release, and 2024 Tender Offer are defined in Figma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed or to be filed with the SEC on September 3, 2025. The tax rate used to compute income tax effects and adjustments is Figma’s blended long-term expected effective tax rate based on tax legislation currently in effect and is subject to change based on various factors, including but not limited to, changes to local and international tax laws, changes in the geographic mix of Figma’s earnings, or other changes to Figma’s strategy or business operations.

Figma believes that these non-GAAP financial measures are useful information to management and investors in evaluating Figma’s financial condition and operating performance. Figma’s management uses these non-GAAP measures, collectively, to evaluate Figma’s ongoing operations, and for budgeting and internal planning purposes. Figma believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Figma’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Figma urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Figma’s business.

Reconciliations of the most comparable GAAP financial measures to the non-GAAP financial measures presented in this press release are included in the financial tables at the end of this release. Figma has not reconciled its outlook as to non-GAAP operating income to its most directly comparable GAAP measure because certain items that impact non-GAAP operating income are out of Figma’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort.

Certain Definitions

Figma calculates Annual Recurring Revenue (“ARR”) as the annualized value of Figma’s active customer agreements as of the measurement date, assuming any agreement that expires during the next twelve months following the measurement date is renewed on existing terms. A customer agreement is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned prior to the measurement date, the customer agreement is counted as active if provisioning takes place no more than 15 days after the measurement date.

Figma defines a Paid Customer as a customer account that is billed separately for which Figma has an active paid subscription as of the last day of the applicable period of measurement. A single organization with multiple divisions, segments, subsidiaries, or subscribing teams that are each billed separately are counted as multiple Paid Customers. A customer account is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned as of the last date of the applicable period of measurement, the customer account is counted as active if provisioning takes place no more than 15 days after the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $10,000 in ARR as a Paid Customer with a total of $10,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $100,000 in ARR as a Paid Customer with $100,000 or more of ARR as of the last day of the applicable period of measurement.

Figma calculates Net Dollar Retention Rate as of the applicable period of measurement by starting with the ARR of Paid Customers with more than $10,000 in ARR as of twelve months prior to such date of measurement (“Prior Period ARR”). Figma then calculates the ARR for those same customers as of the applicable period of measurement (“Current Period ARR”). Figma then divides Current Period ARR by Prior Period ARR to calculate Net Dollar Retention Rate for the applicable date of measurement. Figma’s Net Dollar Retention Rate reflects customer expansion, contraction, and customer churn. Figma calculates Net Dollar Retention Rate using ARR from Paid Customers with more than $10,000 in ARR because Figma believes that $10,000 in ARR is an important threshold, as it is a strong indicator of significant paid usage of Figma’s products.

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$249,640	$177,198	$477,839	$333,427
Cost of revenue(1)	27,889	39,558	47,341	52,348
Gross profit	221,751	137,640	430,498	281,079
Operating expenses:
Research and development(1)	83,052	535,676	152,977	588,387
Sales and marketing(1)	97,701	276,246	166,541	331,580
General and administrative(1)	38,922	220,005	69,155	242,878
Total operating expenses	219,675	1,031,927	388,673	1,162,845
Income (loss) from operations	2,076	(894,287)	41,825	(881,766)
Other income, net	36,978	10,139	44,252	27,324
Income (loss) before income taxes	39,054	(884,148)	86,077	(854,442)
Provision for (benefit from) income taxes	10,827	(56,294)	12,968	(40,113)
Net income (loss)	$28,227	$(827,854)	$73,109	$(814,329)
Less: net income attributable to participating securities	(27,381)	—	(51,332)	—
Net income (loss) attributable to common stockholders	$846	$(827,854)	$21,777	$(814,329)
Net income (loss) per share, basic and diluted:
Net income (loss) per share, basic	$—	$(4.39)	$0.10	$(4.53)
Net income (loss) per share, diluted	$—	$(4.39)	$0.10	$(4.53)
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, basic	215,062	188,782	214,973	179,703
Weighted-average shares outstanding used in computing net income (loss) per share attributable to common stockholders, diluted	231,702	188,782	231,386	179,703

(1)Includes stock-based compensation expense as follows:
Cost of revenue	$218	$24,858	$218	$24,859
Research and development	5,939	463,255	6,136	463,798
Sales and marketing	544	186,659	544	186,670
General and administrative	609	183,618	609	183,670
Total	$7,310	$858,390	$7,507	$858,997

Figma, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$621,619	$486,954
Digital assets	30,136	—
Marketable securities	971,719	970,883
Accounts receivable, net	124,721	131,315
Prepaid expenses and other current assets	60,059	48,873
Total current assets	1,808,254	1,638,025
Property and equipment, net	16,593	15,017
Intangible assets, net	13,227	2,511
Goodwill	24,541	11,398
Operating lease right-of-use assets	64,261	28,806
Restricted cash	9,799	3,631
Other assets	97,988	93,760
Total assets	$2,034,663	$1,793,148
Liabilities and stockholders’ equity
Accounts payable	12,029	4,163
Accrued and other current liabilities	$52,761	$31,119
Accrued compensation and benefits	39,225	19,377
Operating lease liabilities, current	9,400	10,937
Deferred revenue	433,147	381,363
Total current liabilities	546,562	446,959
Operating lease liabilities, non-current	55,298	17,833
Other non-current liabilities	5,589	4,303
Total liabilities	607,449	469,095
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	329,441	329,441
Common stock	1	1
Additional paid-in capital	1,215,071	1,186,207
Accumulated other comprehensive income	2,502	1,314
Accumulated deficit	(119,801)	(192,910)
Total stockholders’ equity	1,427,214	1,324,053
Total liabilities and stockholders’ equity	$2,034,663	$1,793,148

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	28,227	(827,854)	73,109	(814,329)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,611	2,009	5,132	4,128
Non-cash operating lease costs	4,594	3,714	8,699	6,949
Stock-based compensation, net of amounts capitalized	7,310	858,390	7,507	858,997
Amortization of deferred commissions	4,992	3,377	9,698	6,298
Net accretion of discounts on available-for-sale securities	(4,135)	(4,323)	(8,981)	(6,027)
Unrealized (gains) losses on equity investments, net	(22,121)	4,015	(13,855)	3,703
Other non-cash adjustments	1,529	(457)	1,343	(1,457)
Changes in assets and liabilities:
Accounts receivable, net	(12,207)	(23,265)	5,784	(8,807)
Prepaid expenses and other current assets	6,293	2,636	(2,871)	(20,956)
Other assets	(7,837)	(44,566)	(10,271)	(50,084)
Accounts payable	8,594	1,493	7,711	(710)
Accrued and other current liabilities	4,266	(196,216)	8,652	(239,018)
Accrued compensation and benefits	16,559	16,402	19,848	20,979
Deferred revenue	26,511	35,761	51,784	51,525
Other non-current liabilities	(3,731)	(9,359)	(3,657)	(7,573)
Net cash provided by (used in) operating activities	62,455	(178,243)	159,632	(196,382)
Cash flows from investing activities:
Purchase of intangible assets	—	(82)	—	(154)
Capital expenditures	(1,134)	(399)	(2,008)	(902)
Capitalized internal-use software development costs	(718)	(1,170)	(2,439)	(2,178)
Cash paid for business combinations, net of cash acquired	(21,004)	—	(21,004)	—
Purchases of marketable securities	(286,827)	(280,232)	(525,632)	(657,444)
Proceeds from maturities of marketable securities	220,725	97,101	475,836	138,725
Proceeds from sale of marketable securities	44,282	12,103	72,483	12,803
Purchase of digital assets	(30,000)	—	(30,000)	—
Other cash flows from investing activities	(150)	(537)	(811)	(696)
Net cash used in investing activities	(74,826)	(173,216)	(33,575)	(509,846)
Cash flows from financing activities:
Repurchase of common stock	—	(861)	—	(861)
Payment of deferred offering costs	(3,454)	—	(3,454)	—
Cash paid for issuance costs on revolving credit facility	(1,400)	—	(1,400)	—
Proceeds from options exercised	20,311	85	20,650	125
Other cash flows from financing activities	(12)	—	(12)	—
Taxes paid related to net share settlement of restricted stock units	—	(396,332)	—	(396,332)
Proceeds from sale of common stock in connection with RSU release primary financing	—	418,968	—	418,968
Net cash provided by financing activities	15,445	21,860	15,784	21,900
Change in cash, cash equivalents and restricted cash	3,074	(329,599)	141,841	(684,328)
Cash, cash equivalents and restricted cash—beginning of period	629,352	919,380	490,585	1,274,109
Cash, cash equivalents and restricted cash—end of period	$632,426	$589,781	$632,426	$589,781

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$221,751	$137,640	$430,498	$281,079
Plus: Stock-based compensation expense	218	24,858	218	24,859
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	188	9	274	16
Plus: Amortization of acquired intangibles from acquisitions	1,797	—	1,797	—
Plus: Employer payroll taxes related to the May 2024 RSU Release and 2024 Tender Offer	—	672	—	672
Non-GAAP gross profit	$223,954	$163,179	$432,787	$306,626
GAAP gross margin	89%	78%	90%	84%
Non-GAAP gross margin	90%	92%	91%	92%

Reconciliation of operating expenses
GAAP research and development	$83,052	$535,676	$152,977	$588,387
Less: Stock-based compensation expense	(5,939)	(463,255)	(6,136)	(463,798)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(1,329)	—	(2,640)
Less: Employer payroll taxes related to the May 2024 RSU Release and 2024 Tender Offer	—	(15,344)	—	(15,344)
Less: 2024 Tender Offer transaction costs	—	(2,041)	—	(2,041)
Non-GAAP research and development	$77,113	$53,707	$146,841	$104,564

GAAP sales and marketing	$97,701	$276,246	$166,541	$331,580
Less: Stock-based compensation expense	(544)	(186,659)	(544)	(186,670)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(705)	—	(1,450)
Less: Employer payroll taxes related to the May 2024 RSU Release and 2024 Tender Offer	—	(5,749)	—	(5,749)
Less: Amortization of acquired intangibles from acquisitions	(101)	—	(101)	—
Less: 2024 Tender Offer transaction costs	—	(1,320)	—	(1,320)
Non-GAAP sales and marketing	$97,056	$81,813	$165,896	$136,391

GAAP general and administrative	$38,922	$220,005	$69,155	$242,878
Less: Stock-based compensation expense	(609)	(183,618)	(609)	(183,670)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(2,367)	—	(5,092)
Less: Employer payroll taxes related to the May 2024 RSU Release and 2024 Tender Offer	—	(3,890)	—	(3,890)
Less: 2024 Tender Offer transaction costs	—	(7,351)	—	(7,502)
Non-GAAP general and administrative	$38,313	$22,779	$68,546	$42,724

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$2,076	$(894,287)	$41,825	$(881,766)
Plus: Stock-based compensation expense	7,310	858,390	7,507	858,997
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	188	9	274	16
Plus: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	4,401	—	9,182
Plus: Employer payroll taxes related to the May 2024 RSU Release and 2024 Tender Offer	—	25,655	—	25,655
Plus: Amortization of acquired intangibles from acquisitions	1,898	—	1,898	—
Plus: 2024 Tender Offer transaction costs	—	10,712	—	10,863
Non-GAAP operating income	$11,472	$4,880	$51,504	$22,947
GAAP operating margin	1%	(505)%	9%	(265)%
Non-GAAP operating margin	5%	3%	11%	7%

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income (loss)
GAAP net income (loss)	$28,227	$(827,854)	$73,109	$(814,329)
Plus: Stock-based compensation expense	7,310	858,390	7,507	858,997
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	188	9	274	16
Plus: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	4,401	—	9,182
Plus: Employer payroll taxes related to the May 2024 RSU Release and 2024 Tender Offer	—	25,655	—	25,655
Plus: 2024 Tender Offer transaction costs	—	10,712	—	10,863
Plus: Amortization of acquired intangibles from acquisitions	1,898	—	1,898	—
Plus: Equity investment (gains) losses, net	(22,072)	4,015	(13,744)	3,703
Less: Income tax effects of non-GAAP adjustments(1)	(4,232)	61,053	7,535	53,607
Non-GAAP net income (loss)	$19,783	$14,275	$61,509	$40,480
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(1)Income tax effects of non-GAAP adjustments for the periods shown are calculated based on a long-term projected tax rate of 25%. This rate reflects factors such as current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Figma operates. Figma utilizes a fixed long-term projected tax rate in the computation of a non-GAAP income tax provision to provide better consistency across the reporting periods. Figma will periodically re-evaluate this long-term projected tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Figma, Inc.
RECONCILIATION OF GAAP CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$62,455	$(178,243)	$159,632	$(196,382)
Less: Capital expenditures	(1,134)	(399)	(2,008)	(902)
Less: Capitalized internal use software development costs	(718)	(1,170)	(2,439)	(2,178)
Free Cash Flow	$60,603	$(179,812)	$155,185	$(199,462)
Add: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	322	—	68,444
Add: Estimated income taxes related to the Abandoned Merger with Adobe	—	185,617	—	185,617
Adjusted Free Cash Flow	$60,603	$6,127	$155,185	$54,599
Net cash used in investing activities	$(74,826)	$(173,216)	$(33,575)	$(509,846)
Net cash provided by financing activities	$15,445	$21,860	$15,784	$21,900
Operating Cash Flow Margin	25%	(101)%	33%	(59)%
Free Cash Flow Margin	24%	(102)%	33%	(60)%
Adjusted Free Cash Flow Margin	24%	4%	33%	16%

Investor Contact:	Media Contact:
Kate DeLeo	Abby Reider
Figma, Inc.	Figma, Inc.
ir@figma.com	press@figma.com